Ex-99(i)

Stradley Ronon Stevens & Young, LLP 2000 K Street, NW., Suite 700 Washington, DC 20006 Telephone: 202.822.9611 Fax: 202.822.0140 www.stradley.com

April 28, 2023

GuideStone Funds

5005 Lyndon B. Johnson Freeway, Suite 2200

Dallas, TX 75244-6152

Subject:

GuideStone Funds, a Delaware statutory trust (the “Trust”) – Post-Effective Amendment No. 95, Amendment No. 97 to the Registration Statement on Form N-1A (“Registration Statement”), to be filed under the Securities Act of 1933 (“Securities Act”) and the Investment Company Act of 1940 (“Investment Company Act”), each as amended (the “Post-Effective Amendment”)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, with a par value of $0.001 per share, of the series and classes of shares of the Trust.

In connection with our giving of this opinion, we have examined: (i) a copy of the Trust’s Certificate of Trust, as filed with the Secretary of State of the State of Delaware, dated February 29, 2000, and amended on March 12, 2001 and September 13, 2005; (ii) the Trust’s Amended and Restated Trust Instrument (“Trust Instrument”), dated October 1, 2020, and amended on February 25, 2022, August 31, 2022 and January 27, 2023; (iii) the Trust’s Amended and Restated Bylaws, dated October 1, 2020; (iv) a Good Standing Certificate and Good Standing Confirmation, dated April 14, 2023 and April 26, 2023, respectively, from the Secretary of State of the State of Delaware; and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the “Board”) as well as other documents and items we deem material to this opinion.

The Trust is authorized by the Trust Instrument to issue an unlimited number of shares of beneficial interest, with a par value of $0.001 per share. The Trust Instrument authorizes the Board to designate any additional series and to allocate shares to separate series and to divide shares of any series into one or more separate and distinct series of classes and to issue classes of any series.

The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act, perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which prospectuses are made available to offerees and delivered to purchasers of such shares in accordance with Section 5(b) of the Securities Act.

GuideStone Funds

April 28, 2023

The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, and does not extend to other securities or “Blue Sky” laws or to other laws.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust in good standing under the laws of its state of formation, and there has been no amendment to, or restatement of, the Trust Instrument (other than amendments and/or restatements exclusively for the purpose and with the effect of establishing and designating one or more additional series and/or classes of shares of the Trust), and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the series and classes of the Trust, when issued for the consideration set by the Board pursuant to the Trust Instrument and as described in the Trust’s registration statement, and subject to compliance with Rule 24f-2, will be legally issued, fully-paid, and non-assessable.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the aforementioned shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/Cillian M. Lynch
Cillian M. Lynch, a Partner